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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-66247


                              PROSPECTUS SUPPLEMENT

                     To Prospectus dated November 4, 1998 of

                       VALUE CITY DEPARTMENT STORES, INC.

         On March 2, 1999, James E. Feldt sold 25,000 shares of common stock. The shares were sold by Mr. Feldt in an open market transaction at $12.00 per share, effected by Prudential Securities Incorporated, as agent, with the payment by Mr. Feldt of a commission of $.06 per share. Immediately following this transaction, James E. Feldt owned no shares subject to the Form S-3 Registration Statement dated October 28, 1998.

         On March 10, 1999, the closing price per share on the Nasdaq National Market was $ 11.4375.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is March 11, 1999.